Exhibit 99.1

PokerTek, Inc. Reports Second Quarter and First Half 2010 Results

  Strategic focus on international gaming markets continues to drive improved operating results.
  Plans in place to exit Amusement segment, allowing enhanced focus on expanding higher-margin Gaming segment.
  Gross Profit from Gaming operations improved by 66% for 2Q and 44% YTD, reaching 60% margin as a percent of revenue in 2010.
  EBITDAS, excluding Amusement segment, improved by 78% for 2Q and 96% YTD.
  Net loss per share, excluding Amusement segment, improved by 58% for 2Q and 62%YTD.

MATTHEWS, N.C.--(BUSINESS WIRE)--August 10, 2010--PokerTek, Inc. (NASDAQ: PTEK) today reported financial results for the second quarter ended June 30, 2010.

“Operating results in our continuing gaming business improved significantly as we further expanded our penetration in markets where conditions are favorable for electronic table games. Gross margins continued to expand and our operating expenses remain tightly controlled. As a result EBITDAS from continuing gaming operations improved 78% for the quarter and 96% for the first six months of 2010.

“We have significant opportunities to grow our higher-margin gaming business. Our decision to discontinue the Amusement segment is expected to generate approximately $500,000 of incremental cash flow over the next two to three quarters that can be deployed in our gaming operations.

“We also recently unveiled our new ProCore™ platform and announced that BlackJack will be the first game released on that platform in late 2010. To date, the market’s response has been favorable, and we expect ProCore to reduce our costs while diversifying our Gaming business and adding incremental revenue.

“Looking forward, our strategic initiatives are taking shape, and we expect revenue and margin growth to accelerate as we move through the second half of the year and into 2011.”

Financial Summary

Results for the second quarter of 2010 include non-recurring charges related to the planned disposition of the Amusement business. In order to aid comparisons to prior periods, operating results are presented on both a GAAP basis and on a pro forma basis, excluding the operating results of the Amusement business.

Total revenue for the second quarter of 2010 was $1.6 million compared to $1.5 million for the second quarter of 2009. Total revenue for the first half of 2010 was $3.4 million compared to $3.7 million for the first half of 2009. Gaming revenue was $1.3 million in the second quarter of 2010 compared to $1.2 million in the 2009 period, and $2.8 million for the first half of 2010 compared to $2.7 million for the first half of 2009.

Gross profit declined to $(0.2) million for the 2010 quarter from $0.5 million during 2009 due to $1.1 million of non-recurring charges related to the planned exit of the Amusement business. Gross profit for the first half of 2010 was $0.8 million compared to $1.3 million for the 2009 period. Gross profit from the Gaming business improved to $0.8 million (60% margin) from $0.5 million (38% margin) for the quarterly periods and improved to $1.7 million (60% margin) from $1.2 million (44% margin) for the year-to-date periods.

Operating expenses were $1.8 million for the second quarter of 2010 compared to $2.0 million for the prior-year period. Operating expenses were $3.5 million for the first half of 2010 compared to $4.5 million for the prior-year period. Excluding the Amusement business, Operating expenses were $1.6 million for the second quarter of 2010 and $3.4 million on a year-to date basis.

Net loss for the 2010 second quarter was $2.0 million, or $0.14 per common share, compared to $1.6 million, or $0.15 per common share, for the 2009 quarter. Net loss for the first half of 2010 was $2.9 million, or $0.20 per common share, compared to $3.5 million, or $0.31 per common share for the first half of 2009. Excluding the Amusement business, net loss improved to $0.9 million, or $0.06 per common share, from $1.7 million, or $0.15 per common share for the quarterly periods, and improved to $1.8 million, or $0.12 per common share, from $3.5 million, or $0.32 per common share, for the year-to-date periods.

EBITDAS, a non-GAAP financial measure, was a loss of $0.2 million for the second quarter, compared to a loss of $0.7 million for the second quarter of 2009. EBITDAS for the first half of 2010 was a loss of $0.1 million compared to $1.3 million for the first half of 2009. Excluding the Amusement business, EBITDAS was a loss of $0.2 million for the second quarter, compared to a loss of $0.7 million for the second quarter of 2009 and $0.1 million for the first half compared to a loss of $1.5 million for the first half of 2009.

Balance Sheet and Cash Flow Information

For the first half of 2010, cash used in operations improved to $0.2 million compared to $1.3 million in the first half of 2009. The Company’s cash used in operations improved due to the combination of lower operating expenses and higher margins, combined with reduced working capital spending.

As of June 30, 2010, the Company’s cash balance was $0.7 million, and no borrowings were outstanding under its credit facility.

Unit Count Information:

PokerPro tables installed worldwide totaled 220 units as of June 30, 2010 compared to 203 as of June 30, 2009.

Conference Call

A conference call and webcast will be held on Tuesday, August 10, 2010 at 11:00 a.m. EDT for management to discuss the company’s second quarter 2010 performance. Interested parties may listen to and participate in the conference call by dialing 888-713-4218 (U.S./Canada) or 617-213-4870 (Other) and entering passcode 83922499. A live webcast of the conference call will be available through a link on our website, www.pokertek.com, under the heading “Investors” as well as at www.earnings.com and www.streetevents.com. For those unable to participate in the live call, an archived replay will be made available for one year on our website. A replay of the conference call will also be available approximately two hours after the conclusion of the call for approximately one week by dialing 888-286-8010 (U.S./Canada) or 617-801-6888 (Other) and entering passcode 57914599.

Use of Non-GAAP Measures

PokerTek, Inc. prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding EBITDAS, which differs from the term EBITDA as it is commonly used. In addition to adjusting net loss to exclude taxes, interest, and depreciation and amortization, EBITDAS also excludes noncash charges, certain non-recurring charges and share-based compensation expense. EBITDA and EBITDAS are not measures of performance defined in accordance with GAAP. However, EBITDAS is used internally by PokerTek’s management and by its lenders in planning and evaluating the company’s operating performance. Accordingly, management believes that disclosure of this metric offers investors, lenders and other stakeholders with an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

EBITDAS should not be considered as an alternative to net loss or to net cash used in operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the Company’s performance. A reconciliation of GAAP net loss to EBITDAS is included in the accompanying financial schedules.

About PokerTek, Inc.

PokerTek, Inc. (NASDAQ:PTEK) (www.pokertek.com), headquartered in Matthews, NC, develops and markets products for the casino and amusement industries. PokerTek developed PokerPro® automated poker tables and related software applications to increase casino revenue, reduce expenses, and attract new players into poker rooms by offering interactive poker that is fast, fun and mistake-free. Heads-Up Challenge™ is a two-player table that allows bar and restaurant patrons to compete head-to-head in various games for amusement purposes. Both products are installed worldwide.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are made in accordance with the Private Securities Litigation Reform Act of 1995. The forward-looking statements herein include, but are not limited to, the expected adoption of the PokerPro systems by casinos and other customers, and the expected acceptance of the PokerPro systems by players. Our actual results may differ materially from those implied in these forward-looking statements as a result of many factors, including, but not limited to, the impact of global macroeconomic and credit conditions on our business and the business of our suppliers and customers, overall industry environment, customer acceptance of our products, delay in the introduction of new products, further approvals of regulatory authorities, adverse court rulings, production and/or quality control problems, the denial, suspension or revocation of permits or licenses by regulatory or governmental authorities, termination or non-renewal of customer contracts, competitive pressures, and our financial condition, including our ability to maintain sufficient liquidity to operate our business. These and other risks and uncertainties are described in more detail in our most recent annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by applicable laws, and you are urged to review and consider disclosures that we make in the reports that we file with the Securities and Exchange Commission that discuss other factors germane to our business.

POKERTEK, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenue:
Gaming	$1,281,940	$1,230,153	$2,849,960	$2,718,808
Amusement	275,928	288,879	580,758	936,092
Total revenue	1,557,868	1,519,032	3,430,718	3,654,900

Cost of revenue:
Gaming	513,300	766,231	1,140,951	1,534,515
Amusement	1,229,177	246,381	1,532,029	832,553
Total cost of revenue	1,742,477	1,012,612	2,672,980	2,367,068

Gross profit	(184,609)	506,420	757,738	1,287,832
Operating Expenses:
Selling, general and administrative	1,206,434	1,555,952	2,375,334	3,338,291
Research and development	251,314	295,495	540,358	655,321
Share-based compensation expense	149,497	111,131	373,596	369,377
Depreciation	201,149	66,290	256,750	130,548
Total operating expenses	1,808,394	2,028,868	3,546,038	4,493,537

Operating loss	(1,993,003)	(1,522,448)	(2,788,300)	(3,205,705)

Interest expense, net	(37,018)	(96,564)	(69,573)	(181,271)

Net loss before income taxes	(2,030,021)	(1,619,012)	(2,857,873)	(3,386,976)

Income tax provision	(9,866)	(21,421)	(38,607)	(63,970)

Net loss	$(2,039,887)	$(1,640,433)	$(2,896,480)	$(3,450,946)

Net loss per common share - basic and diluted	$(0.14)	$(0.15)	$(0.20)	$(0.31)

Weighted average common shares outstanding - basic and diluted	14,627,645	11,021,429	14,350,435	11,021,429

POKERTEK, INC.
CONSOLIDATED BALANCE SHEETS

	June 30, 2010
Assets	(Unaudited)	December 31, 2009
Current assets:
Cash and cash equivalents	$704,280	$636,374
Accounts receivable, net	766,144	1,187,668
Inventory	1,903,118	2,482,239
Prepaid expenses and other assets	266,544	169,845
Total current assets	3,640,086	4,476,126

Other assets:
PokerPro systems, net	2,124,233	2,408,161
Heads-Up Challenge units, net	170,980	570,425
Property and equipment, net	143,460	394,522
Other assets	378,206	433,865

Total assets	$6,456,965	$8,283,099

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$434,821	$518,476
Accrued liabilities	864,501	822,784
Deferred revenue	434,301	495,767
Long-term debt, current portion	24,099	26,239
Total current liabilities	1,757,722	1,863,266

Long-term liabilities:
Deferred revenue	78,843	106,939
Long-term liability - related party	396,500	-
Long-term debt	801,722	812,396
Total long-term liabilities	1,277,065	919,335

Total liabilities	3,034,787	2,782,601

Commitments and contingencies

Shareholders' equity:
Preferred stock, no par value per share; authorized 5,000,000, none issued and outstanding	-	-
Common stock, no par value per share; authorized 100,000,000 shares, issued and outstanding 14,920,065 and 14,015,658 shares at June 30, 2010 and December 31, 2009, respectively	-	-
Additional paid-in capital	46,318,332	45,500,172
Accumulated deficit	(42,896,154)	(39,999,674)
Total shareholders' equity	3,422,178	5,500,498

Total liabilities and shareholders' equity	$6,456,965	$8,283,099

POKERTEK, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended June 30,
	2010	2009
Cash flows from operating activities:
Net loss	$(2,896,480)	$(3,450,946)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,669,167	1,468,956
Share-based compensation expense	373,596	369,377
Provision for accounts and other receivables	30,958	26,705
Changes in assets and liabilities:
Accounts and other receivables	390,566	729,718
Prepaid expenses and other assets	70,833	128,895
Inventory	975,621	589,878
PokerPro systems	(709,281)	(307,753)
Heads-Up Challenge units	(19,763)	-
Accounts payable and accrued expenses	(41,938)	(903,216)
Deferred revenue	(89,562)	24,540
Net cash used in operating activities	(246,283)	(1,323,846)
Cash flows from investing activities:
Purchases of property and equipment	(5,688)	(49,449)
Sale of investments	-	3,900,000
Net cash provided by (used in) investing activities	(5,688)	3,850,551
Cash flows from financing activities:
Repayments of short-term debt	-	(2,865,357)
Proceeds from issuance of common stock, net	332,691	-
Repayments of capital lease	(12,814)	(11,674)
Net cash provided by (used in) financing activities	319,877	(2,877,031)
Net increase (decrease) in cash and cash equivalents	67,906	(350,326)
Cash and cash equivalents, beginning of period	636,374	1,481,530
Cash and cash equivalents, end of period	$704,280	$1,131,204

POKERTEK, INC.
RECONCILIATION TO EBITDAS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Net loss, as reported	$(2,039,887)	$(1,640,433)	$(2,896,480)	$(3,450,946)
Interest expense, net	37,018	96,564	69,573	181,271
Income tax provision	9,866	21,421	38,607	63,970
Other taxes	1,276	2,498	18,631	21,865
Depreciation and amortization	583,418	738,458	1,242,990	1,468,956
Non-recurring charges	1,055,561	-	1,055,561	-
Share-based compensation expense	149,497	111,131	373,596	369,377
EBITDAS	$(203,251)	$(670,361)	$(97,522)	$(1,345,507)

POKERTEK, INC.
SUPPLEMENTAL PROFORMA INFORMATION (1)
(unaudited)

	Three Months Ended June 30, 2010			Three Months Ended June 30, 2009
	As Reported	Adjustments	Proforma	As Reported	Adjustments	Proforma
Revenue	$1,557,868	$(275,928)	$1,281,940	$1,519,032	$(288,879)	$1,230,153
Gross profit	(184,609)	953,249	768,640	506,420	(42,498)	463,922
Operating expenses	1,808,394	(166,776)	1,641,618	2,028,868	(15,663)	2,013,205
Operating loss	(1,993,003)	1,120,025	(872,978)	(1,522,448)	(26,835)	(1,549,283)
Net loss	(2,039,887)	1,120,025	(919,862)	(1,640,433)	(26,835)	(1,667,268)
Net loss per common share - basic and diluted	(0.14)	0.08	(0.06)	(0.15)	(0.00)	(0.15)
EBITDAS	(203,251)	48,195	(155,056)	(670,361)	(42,498)	(712,859)

	Six Months Ended June 30, 2010			Six Months Ended June 30, 2009
	As Reported	Adjustments	Proforma	As Reported	Adjustments	Proforma
Revenue	$3,430,718	$(580,758)	$2,849,960	$3,654,900	$(936,092)	$2,718,808
Gross profit	757,738	951,271	1,709,009	1,287,832	(103,539)	1,184,293
Operating expenses	3,546,038	(183,045)	3,362,993	4,493,537	(30,045)	4,463,492
Operating loss	(2,788,300)	1,134,316	(1,653,984)	(3,205,705)	(73,494)	(3,279,199)
Net loss	(2,896,480)	1,134,316	(1,762,164)	(3,450,946)	(73,494)	(3,524,440)
Net loss per common share - basic and diluted	(0.20)	0.08	(0.12)	(0.31)	(0.01)	(0.32)
EBITDAS	(97,522)	46,217	(51,305)	(1,345,507)	(103,539)	(1,449,046)

(1) The supplemental pro forma information reflects adjustments to exclude the results of operations of our Amusement segment as of June 30, 2010.

CONTACT:
PokerTek, Inc.
Mark Roberson, 704-849-0860, ext. 101
CEO and CFO
investorrelations@pokertek.com
or
Lippert/Heilshorn & Associates
Harriet Fried/Jody Burfening, 212-838-3777
hfried@lhai.com